Exhibit 10.6

Performance Restricted Stock Unit Agreement

This Performance Restricted Stock Unit Agreement (this “Award Agreement”), dated as of July 26, 2017 (the “Grant Date”), between ServiceMaster Global Holdings, Inc., a Delaware corporation (the “Company”), and the participant whose name is set forth on the signature page hereto (the “Participant”), is being entered into pursuant to Article IX of the Amended and Restated ServiceMaster Global Holdings, Inc. 2014 Omnibus Incentive Plan (the “Plan”).  The meaning of capitalized terms that are not defined in this Award Agreement may be found in the Plan.

The Company and the Participant hereby agree as follows:

Section 1.       Confirmation of Grant.  Subject to the terms of this Award Agreement, the Company hereby evidences and confirms, effective as of the Grant Date, its grant to the Participant of Performance Shares representing the right to receive the number of Shares set forth opposite the Participant’s name on the signature page hereto, which represents the number of Shares that would be earned under Section 2 of this Award Agreement upon the occurrence of a vesting date as set forth in Section 2 (any such date, a “Vesting Date”).  This Award Agreement is entered into pursuant to, and the terms of the Performance Shares are subject to, the terms of the Plan.  If there is any conflict between this Award Agreement and the terms of the Plan, the terms of the Plan shall govern.

Section 2.       Vesting and Forfeiture.  The Performance Shares shall vest on the Spin-Off (defined below), subject to the Participant’s continued employment with the Company or any Subsidiary through the Spin-Off. For purposes of the forgoing, “Spin-Off” means the date on which the separation of (a) the American Home Shield business or (b) the Terminix and Franchise Services Group businesses of the Company Group (as defined in Section 6(a) below) (either of (a) or (b), a “Separated Business”) from the remainder of the Company Group businesses is completed by means of (i) any merger or other business combination pursuant to which any Separated Business is combined with that of a third party; (ii) the acquisition by a third party, directly or indirectly, of a majority of the capital stock or assets of any Separated Business; or (iii) any spin-off, split-off or other extraordinary dividend of a majority of the capital stock, cash or assets of any Separated Business.    If the Spin-Off does not occur on or prior to March 31, 2019 (the “Expiration Date”), 100% of the Performance Shares shall be forfeited and canceled.

Section 3.       Effect of Termination of Employment.  Upon termination of the Participant’s employment with the Company and its Subsidiaries for any reason prior to the applicable Vesting Date, any unvested Performance Shares evidenced by this Award Agreement shall be forfeited, provided that if the Participant experiences a Special Termination (defined below),  and such Special Termination occurs prior to the Expiration Date, the Participant will vest in a number of Performance Shares equal to (a) 100% of the number of such Performance Shares that would have vested under Section 2,  multiplied by (b) a fraction, (i) the numerator of which is the number of days elapsed between the Grant Date and the date of such Special Termination and (ii) the denominator of which is the number of days elapsed between the Grant Date and the Expiration Date. The Participant, or the Participant’s estate or beneficiary, shall receive one Share in respect of each such vested Performance Share within 75 days following, as applicable, the date of the Special Termination.  A “Special Termination” means a termination of the Participant’s employment (i) by the Company without Cause, (ii) due to the Participant’s death or (iii) due to the Participant’s Disability.

Section 4.       Dividend Equivalents.  If the Company pays any cash dividend or similar cash distribution on the Company Common Stock, the Company shall credit to the Participant with an additional number of Performance Shares (“Dividend Shares”) equal to the (A) product of (x) the number of Performance Shares plus the number of additional Dividend Shares held by the Participant as of the record date for such distribution times (y) the per share amount of such dividend or similar cash distribution on Company Common Stock divided by (B) the Fair Market Value of a Share on the dividend payment date, rounded down to the nearest whole number.  If the Company makes any dividend or other distribution on the Company Common Stock in the form of Shares or other securities, the Company will credit to the Participant that number of additional Dividend Shares or other securities that would have been distributed with respect to the number of Shares plus the number of additional Dividend Shares held by the Participant as of the record date for such distribution.  Any additional Dividend Shares or other securities shall be subject to the same terms and conditions as apply to the related Performance Shares that resulted in the crediting of such Dividend Shares or other securities.

Section 5.       Settlement; Taxes.

(a)Except as otherwise provided in Article XIV of the Plan and in Section 3, promptly following the date on which the number of Performance Shares that vest is certified by the Administrator pursuant to Section 2 of this Award Agreement, but in any event not later than March 15 of the calendar year following the calendar year of the applicable Vesting Date, the Participant shall receive one Share in respect of each such vested Performance Share.

(b)In connection with the vesting and settlement of the Performance Shares as provided in this Award Agreement, the Associate (through the stock plan administrator) will sell a number of Shares in the public market to satisfy any applicable Withholding Taxes that may arise in connection with the vesting, or  the Company or one of its Subsidiaries may allow the Participant to remit to the Company an amount in cash sufficient to satisfy any applicable Withholding Taxes that may arise in connection therewith, in accordance with the provisions of Section 15.11 of the Plan; provided, however, that if at such time of vesting and settlement, the Participant is prohibited from trading or otherwise selling Shares due to the application of any trading policy of the Company or applicable law, the Company shall withhold Shares that would otherwise be issued to the Participant pursuant to Section 4 above to satisfy the Withholding Taxes, in accordance with the provisions of Section 15.11 that apply to such net settlement of Withholding Taxes.

Section 6.       Miscellaneous.

(a)Restrictive Covenants.  In consideration of the grant of the Performance Shares, during the Participant’s employment with the Company Group and for a period of twelve (12) months following the termination of the Participant’s employment (whether such termination is initiated by the Participant or the Participant’s employer), the Participant shall not (i) become employed by, operate or provide services to any business or other entity that competes with the Company Group; (ii) solicit or sell any product or service in competition with the Company Group to any person, business or other entity that is a customer of the Company Group; (iii) interfere with the Company Group’s relations with any of its customers, franchisees, subcontractors, consultants, vendors or business partners; or (iv) induce or encourage any Company Group employee to leave his/her position or to seek employment or association with any person or entity other than the Company Group.  This Agreement is in addition to and does not supersede any other agreements between the Participant and the Company Group prohibiting competition with the Company Group.  Nothing in this paragraph shall be construed to restrict the right of an attorney to practice law to the extent protected by statute, common law or applicable rules of professional conduct.    “Company Group” means the Company and its Subsidiaries.

(b)Dispute Resolution.  Any dispute or controversy between the Participant and the Company, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be resolved in accordance with the ServiceMaster We Listen Dispute Resolution Plan then in effect.  Notwithstanding the foregoing, the Participant agrees that the Company may seek a temporary restraining order and/or preliminary injunction in any court of competent jurisdiction, without the posting of a bond, in order to preserve the status quo or to enforce the restrictive covenants in Section 6(a) of this Agreement.

(c)Incorporation of Forfeiture Provisions.  The Participant acknowledges and agrees that, pursuant to the Plan, the Participant shall be subject to the Company’s Clawback Policy and any generally applicable disgorgement or forfeiture provisions set forth in Article XIII of the Plan as of the date of this Award Agreement or as required by applicable law after the date of this Award Agreement.

(d)Authorization to Share Personal Data.  The Participant authorizes any Affiliate of the Company that employs the Participant or that otherwise has or lawfully obtains personal data relating to the Participant to divulge such personal data to the Company if and to the extent appropriate in connection with this Award Agreement or the administration of the Plan.

(e)No Right to Continued Employment.  Nothing in this Award Agreement shall be deemed to confer on the Participant any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(f)No Right to Awards.   The Participant acknowledges and agrees that the grant of any Performance Shares (i) is being made on an exceptional basis and is not intended to be renewed or repeated, (ii) is entirely voluntary on the part of the Company and its Subsidiaries and (iii) should not be construed as creating any obligation on the part of the Company or any of its Subsidiaries to offer any Performance Shares in the future.

(g)Binding Effect; Benefits.  This Award Agreement shall be binding upon and inure to the benefit of the parties to this Award Agreement and their respective successors and assigns.  Nothing in this Award Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Award Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)Waiver; Amendment.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.  This Award Agreement may not be amended, modified or supplemented, except (i) by a written instrument executed by the Participant and the Company or  (ii) as authorized under the Plan (including under Section 4.3 of the Plan).

(i)Notices.   All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Participant, as the case may be, at the following addresses or to such other address as the Company or the Participant, as the case may be, shall specify by notice to the other:

if to the Company, to it at:

ServiceMaster Global Holdings, Inc.

860 Ridge Lake Boulevard

Memphis, Tennessee 38120

Attention: General Counsel

Fax: (901) 597-8025

if to the Participant, to the Participant at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Participant.

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(j)Applicable Law.  This Award Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of Delaware, without reference to principles of conflict of law that would require application of the law of another jurisdiction.  Subject to the dispute resolution provision contained herein, any judicial action to enforce, interpret or challenge this Award Agreement shall be brought in the federal or state courts located in the State of Delaware, which shall be the exclusive forum for resolving such disputes.  Both parties irrevocably consent to the personal jurisdiction of such courts for purposes of any such action.

(k)Section 409A.  Section 15.12 of the Plan shall apply to this Award and is incorporated herein by reference.

(l)Section and Other Headings, etc.  The section and other headings contained in this Award Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Award Agreement.

(m)Counterparts.  This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first above written.

SERVICEMASTER GLOBAL HOLDINGS, INC.

By:
Name:
Title:

THE PARTICIPANT:

Name:

Number of Performance Shares: _________

[Signature Page to Performance Restricted Stock Unit Agreement]